Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1881 9th Street, Suite 110 Boulder, Colorado 80302-5148 o: 650.493.9300 f: 866.974.7329

May 9, 2024

Edgewise Therapeutics, Inc.

1715 38th St.

Boulder, CO 80301

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Edgewise Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), shares of your common stock, par value $0.0001 per share (the “Shares”), consisting of: (i) 3,522,667 shares of common stock to be issued under the 2021 Equity Incentive Plan (the “2021 Plan”); and (ii) 704,533 shares of common stock to be issued under the 2021 Employee Stock Purchase Plan (the “2021 ESPP” and, together with the 2021 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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